                                                                   EXHIBIT 4.2


                                TBC CORPORATION


                  7.55% SERIES A SENIOR NOTE DUE JULY 10, 2003



No.  R-A1                                                       July 10, 1996
$32,500,000


         FOR VALUE RECEIVED, the undersigned, TBC CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to The Prudential Insurance Company of America, or registered assigns, the principal sum of THIRTY-TWO MILLION FIVE HUNDRED THOUSAND DOLLARS on July 10, 2003, with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the rate of 7.55% per annum from the date hereof, payable quarterly on the 10th day of January, April, July and October in each year, commencing with the January, April, July or October next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield-Maintenance Amount and any overdue payment of interest, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.55% or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

         Payments of principal, Yield-Maintenance Amount, if any, and interest are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

         This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Note Purchase and Private Shelf Agreement, dated as of July 10, 1996 (herein called the "Agreement"), between the Company, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate which becomes party thereto, on the other hand, and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to prepayment, in whole or from time to time in part, with the Yield-Maintenance Amount specified in the Agreement.

         This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the





                                   A - 1 - 1

Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         The Company agrees to make prepayments of principal of this Note on the dates and in the amounts specified in the Agreement.

         In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

         Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

         This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the internal law of such State.





                                           TBC CORPORATION



                                           By: /s/ Ronald E. McCollough
                                                   --------------------
                                                   Ronald E. McCollough

                                           Title: Senior Vice President
                                                  Operations and Treasurer




                                   A - 1 - 2

                                TBC CORPORATION


                  7.87% SERIES B SENIOR NOTE DUE JULY 10, 2005



No.  R-B1                                                       July 10, 1996
$11,000,000


         FOR VALUE RECEIVED, the undersigned, TBC CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to The Prudential Insurance Company of America, or registered assigns, the principal sum of ELEVEN MILLION DOLLARS on July 10, 2005, with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the rate of 7.87% per annum from the date hereof, payable quarterly on the 10th day of January, April, July and October in each year, commencing with the January, April, July or October next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield-Maintenance Amount and any overdue payment of interest, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.87% or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

         Payments of principal, Yield-Maintenance Amount, if any, and interest are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

         This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Note Purchase and Private Shelf Agreement, dated as of July 10, 1996 (herein called the "Agreement"), between the Company, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate which becomes party thereto, on the other hand, and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to prepayment, in whole or from time to time in part, with the Yield-Maintenance Amount specified in the Agreement.

         This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the





                                   A - 1 - 1

Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         The Company agrees to make prepayments of principal of this Note on the dates and in the amounts specified in the Agreement.

         In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

         Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

         This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the internal law of such State.





                                           TBC CORPORATION



                                           By: /s/ Ronald E. McCollough
                                                   --------------------
                                                   Ronald E. McCollough

                                           Title: Senior Vice President
                                                  Operations and Treasurer




                                   A - 1 - 2

                                TBC CORPORATION


                  8.06% SERIES C SENIOR NOTE DUE JULY 10, 2008



No.  R-C1                                                       July 10, 1996
$16,500,000


         FOR VALUE RECEIVED, the undersigned, TBC CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to The Prudential Insurance Company of America, or registered assigns, the principal sum of SIXTEEN MILLION FIVE HUNDRED THOUSAND DOLLARS on July 10, 2008, with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the rate of 8.06% per annum from the date hereof, payable quarterly on the 10th day of January, April, July and October in each year, commencing with the January, April, July or October next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield-Maintenance Amount and any overdue payment of interest, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 10.06% or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

         Payments of principal, Yield-Maintenance Amount, if any, and interest are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

         This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Note Purchase and Private Shelf Agreement, dated as of July 10, 1996 (herein called the "Agreement"), between the Company, on the one hand, and The Prudential Insurance Company of America and each Prudential Affiliate which becomes party thereto, on the other hand, and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to prepayment, in whole or from time to time in part, with the Yield-Maintenance Amount specified in the Agreement.

         This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the





                                   A - 1 - 1

Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         The Company agrees to make prepayments of principal of this Note on the dates and in the amounts specified in the Agreement.

         In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

         Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

         This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the internal law of such State.





                                         TBC CORPORATION



                                         By: /s/ Ronald E. McCollough
                                                 --------------------
                                                 Ronald E. McCollough

                                         Title: Senior Vice President
                                                Operations and Treasurer




                                   A - 1 - 2